UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 28, 2010

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item  5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

(b)  On September 28, 2010, William H. Rockey, Senior Vice President and Secretary of Penns Woods Bancorp, Inc. (the “Company”) and Senior Vice President of Jersey Shore State Bank (the “Bank”), retired from his positions as Senior Vice President and Secretary of the Company and Senior Vice President of the Bank, effective September 30, 2010.  Mr. Rockey will continue to serve as a non-employee director of the Company. In connection with his retirement and to facilitate the transition of Mr. Rockey’s positions, the Company, the Bank, and Mr. Rockey entered into a consulting agreement described in Item 5.02(e) below.

(e)  In connection with the retirement of William H. Rockey on September 30, 2010, the Company, the Bank, and Mr. Rockey entered into a consulting agreement (the “Agreement”) dated as of September 28, 2010. The Agreement became effective on October 1, 2010 and will continue for a period of twelve months.  Under the Agreement, Mr. Rockey will assist the Company and the Bank in retaining and developing customers of the Bank in Centre County, Pennsylvania until September 30, 2011. In return for these services, the Company will pay Mr. Rockey $4,800 per month during the term of the Agreement. The Agreement further provides that, during the term of the Agreement and for a period of one year thereafter, Mr. Rockey will not be employed, or act in any other consulting or independent contractor relationship, with a competing banking institution.  Mr. Rockey has also agreed that, during this same period, he will not solicit employees of the Company or the Bank employees to terminate their employment and he will not solicit any of the Company’s or the Bank’s customers, either for his own benefit or for the benefit of any other person or entity.  All payments under the Agreement are subject to Mr. Rockey’s execution and non-revocation of a standard release of claims.

A copy of the Agreement is attached hereto as Exhibit 10.1.  The foregoing description is qualified by reference to the Agreement.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Consulting Agreement between Penns Woods Bancorp, Inc., Jersey Shore State Bank, and William H. Rockey dated September 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: October 1, 2010

	By:	/s/ Ronald A. Walko
Ronald A. Walko
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement between Penns Woods Bancorp, Inc., Jersey Shore State Bank, and William H. Rockey dated September 28, 2010.